UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 17, 2009
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-11718 (Commission File No.)	36-3857664 (IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On April 17, 2009, the United States District Court for the Northern District of California issued an “Order for Entry of Judgment,” and an “Order” relating to the parties’ requests for attorneys’ fees (the “Fee Order”), in connection with Equity LifeStyle Properties, Inc.’s lawsuit against the City of San Rafael, challenging the City of San Rafael’s rent control ordinance.
     The Order for Entry of Judgment is included in this Form 8-K as Exhibit 99.1.
     The Fee Order is included in this Form 8-K as Exhibit 99.2.
     The information in Item 8.01 of this Form 8-K, including the Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 8.01 of this Form 8-K, Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit 99.1	April 17, 2009 “Order for Entry of Judgment” of the United States District Court for the Northern District of California regarding Equity LifeStyle Properties, Inc. and the City of San Rafael.

Exhibit 99.2	April 17, 2009 “Order” of the United States District Court for the Northern District of California regarding Equity LifeStyle Properties, Inc. and the City of San Rafael.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: April 20, 2009	By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer